Exhibit 99.1

Blucora Announces Third Quarter 2017 Results
Continued Business Momentum with Double-Digit Revenue Growth and Strengthened Financial Position

IRVING, TX — October 26, 2017 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the third quarter ended September 30, 2017.
Third Quarter Highlights and Recent Developments

•	Increased total revenue by 8% year-over-year

•	Continued to strengthen balance sheet with net leverage ratio down to 2.6x

•	Segment income of $6.2 million, lower year-over-year due to strategic investment in Tax Preparation business

•	Assets under management up 17% year-over-year to $11.9 billion, total assets under administration up 11% year-over-year to $42.7 billion

“Our performance in the third quarter with solid revenue growth, a stronger balance sheet and improvement across our key performance indicators, continues our recent business momentum,” commented John Clendening, Blucora’s President and Chief Executive Officer.  “In addition to achieving record levels of AUA and AUM in our wealth management business, the percentage of AUM over AUA also hit an all-time-high of 28%.  Our tax preparation business also showed good revenue growth in the quarter as we continue to prepare for next season.”

“In addition to a solid quarter, we recently conducted the first comprehensive strategic planning process since Bob Oros and Sanjay Baskaran joined us to lead the HD Vest and TaxAct businesses,” Clendening continued. “During the process we outlined the near-term objectives that will allow us to best leverage our unique business model. This plan, combined with our strong performance and the re-positioning work we have completed over the past few years, positions us to capitalize on the significant organic growth opportunities we see ahead.”
Summary Financial Performance: Q3 2017
($ in millions except per share amounts)

	Q3	Q3
	2017	2016
Revenue	$90.2	$83.2
Wealth Management	$86.8	$80.1
Tax Preparation	$3.4	$3.1
Segment Income	$6.2	$7.2
Wealth Management	$12.4	$11.6
Tax Preparation	$(6.2)	$(4.4)
Unallocated Corporate Operating Expenses	$(4.6)	$(4.9)
GAAP:
Operating Loss	$(11.3)	$(10.5)
Net Loss Attributable to Blucora, Inc.	$(16.9)	$(54.1)
Diluted Net Loss Per Share Attributable to Blucora, Inc. (EPS)	$(0.37)	$(1.30)
Non-GAAP:
Adjusted EBITDA	$1.6	$2.3
Net Loss	$(5.5)	$(10.1)
Diluted Net Loss Per Share (EPS)	$(0.12)	$(0.24)
See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Fourth Quarter and Full Year 2017 Outlook
For the fourth quarter of 2017, the Company expects revenues to be between $90.0 million and $93.2 million, GAAP net loss attributable to Blucora, Inc. to be between $17.2 million and $15.0 million, or $(0.35) to $(0.31) per diluted share, Adjusted EBITDA to be between $(4.5) million and $(1.9) million, and Non-GAAP net loss to be between $12.6 million and $9.1 million, or $(0.26) to $(0.19) per diluted share.
For the full year 2017, the Company expects revenues to be between $501.7 million and $504.9 million, GAAP net income attributable to Blucora, Inc. to be between $0.0 million and $2.2 million, or $0.00 to $0.05 per diluted share, Adjusted EBITDA to be between $97.8 million and $100.4 million, and Non-GAAP net income to be between $62.7 million and $66.1 million, or $1.32 to $1.40 per diluted share.
The fourth quarter and fiscal 2017 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 15%. Our actual tax rate may differ significantly from this estimated tax rate due to our projected near break even pre-tax income, and the adoption of Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting (“ASU 2016-09”). In addition, our GAAP net income or loss attributable to Blucora outlook excludes any impact to tax expense for discrete items, which are affected by ASU 2016-09, and variable stock-based compensation related to grants to non-employee advisors, and including these items in our actual results when they occur may cause our actual results to differ significantly from the outlook provided.
2017 Tax Season Outlook
For the 2017 tax season, or the first half of 2018, we expect Tax Preparation segment revenue growth of 7.5% to 10.0% versus comparable prior year period at a segment margin in the range of 55.5% to 57.0%.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results, its outlook for the fourth quarter and full year 2017, an update on its strategic growth initiative planning and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: risks associated with the Company’s strategic transformation and the successful execution of its strategic initiatives, operating plans and marketing strategies; general economic, political, industry, and market conditions; the Company’s ability to attract and retain productive advisors; the Company’s ability to successfully make technology enhancements and introduce new products and services; information technology and cybersecurity risks; the effect of current, pending and future legislation, regulation and regulatory actions, such as the new Department of Labor rule and any changes in tax laws; dependence on third parties to distribute products and services; litigation risks; the Company’s ability to hire, retain and motivate key employees; the Company’s ability to protect its intellectual property; and financing risks, including risks related to the Company’s existing debt obligations. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue:
Wealth management services revenue	$86,809	$80,088	$254,772	$233,496
Tax preparation services revenue	3,362	3,149	156,936	135,614
Total revenue	90,171	83,237	411,708	369,110
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	59,607	54,921	172,444	158,213
Tax preparation services cost of revenue	1,314	1,319	7,543	6,549
Amortization of acquired technology	50	49	145	765
Total cost of revenue (1)	60,971	56,289	180,132	165,527
Engineering and technology (1)	5,051	4,588	14,041	12,842
Sales and marketing (1)	13,680	11,965	84,974	75,715
General and administrative (1)	12,207	11,638	39,405	35,899
Depreciation	867	968	2,680	2,906
Amortization of other acquired intangible assets	8,615	8,297	25,192	24,929
Restructuring (1)	106	—	2,726	—
Total operating expenses	101,497	93,745	349,150	317,818
Operating income (loss)	(11,326)	(10,508)	62,558	51,292
Other loss, net (2)	(5,241)	(11,453)	(39,149)	(29,883)
Income (loss) from continuing operations before income taxes	(16,567)	(21,961)	23,409	21,409
Income tax benefit (expense)	(166)	8,537	(5,952)	(8,899)
Income (loss) from continuing operations	(16,733)	(13,424)	17,457	12,510
Discontinued operations, net of income taxes	—	(40,528)	—	(57,981)
Net income (loss)	(16,733)	(53,952)	17,457	(45,471)
Net income attributable to noncontrolling interests	(164)	(167)	(466)	(426)
Net income (loss) attributable to Blucora, Inc.	$(16,897)	$(54,119)	$16,991	$(45,897)
Net income (loss) per share attributable to Blucora, Inc. - basic:
Continuing operations	$(0.37)	$(0.33)	$0.39	$0.29
Discontinued operations	—	(0.97)	—	(1.40)
Basic net income (loss) per share	$(0.37)	$(1.30)	$0.39	$(1.11)
Net income (loss) per share attributable to Blucora, Inc. - diluted:
Continuing operations	$(0.37)	$(0.33)	$0.36	$0.29
Discontinued operations	—	(0.97)	—	(1.37)
Diluted net income (loss) per share	$(0.37)	$(1.30)	$0.36	$(1.08)
Weighted average shares outstanding:
Basic	45,459	41,635	43,749	41,404
Diluted	45,459	41,635	46,813	42,329
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Cost of revenue	$412	$52	$546	$117
Engineering and technology	225	434	734	1,167
Sales and marketing	529	661	1,801	1,688
General and administrative	1,966	2,217	5,353	7,644
Restructuring	97	—	1,078	—
Total stock-based compensation expense	$3,229	$3,364	$9,512	$10,616
(2) Other loss, net consisted of the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Interest income	$(31)	$(18)	$(76)	$(54)
Interest expense	4,781	7,824	16,746	25,396
Amortization of debt issuance costs	177	413	891	1,440
Accretion of debt discounts	53	1,099	1,893	3,599
(Gain) loss on debt extinguishment	183	2,205	19,764	(641)
Other	78	(70)	(69)	143
Other loss, net	$5,241	$11,453	$39,149	$29,883

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$78,558	$51,713
Cash segregated under federal or other regulations	313	2,355
Available-for-sale investments	—	7,101
Accounts receivable, net of allowance	6,952	10,209
Commissions receivable	16,432	16,144
Other receivables	592	4,004
Prepaid expenses and other current assets, net	4,777	6,321
Total current assets	107,624	97,847
Long-term assets:
Property and equipment, net	9,552	10,836
Goodwill, net	549,064	548,741
Other intangible assets, net	336,872	362,178
Other long-term assets	2,557	3,057
Total long-term assets	898,045	924,812
Total assets	$1,005,669	$1,022,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,161	$4,536
Commissions and advisory fees payable	16,564	16,587
Accrued expenses and other current liabilities	18,768	18,528
Deferred revenue	7,118	12,156
Current portion of long-term debt, net	2,560	2,560
Total current liabilities	48,171	54,367
Long-term liabilities:
Long-term debt, net	344,232	248,221
Convertible senior notes, net	—	164,176
Deferred tax liability, net	59,118	111,126
Deferred revenue	1,031	1,849
Other long-term liabilities	8,530	10,205
Total long-term liabilities	412,911	535,577
Total liabilities	461,082	589,944

Redeemable noncontrolling interests	16,162	15,696

Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	1,552,609	1,510,152
Accumulated deficit	(1,024,222)	(1,092,756)
Accumulated other comprehensive income (loss)	33	(381)
Total stockholders’ equity	528,425	417,019
Total liabilities and stockholders’ equity	$1,005,669	$1,022,659

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine months ended September 30,
	2017	2016
Operating Activities:
Net income (loss)	$17,457	$(45,471)
Less: Discontinued operations, net of income taxes	—	(57,981)
Net income from continuing operations	17,457	12,510
Adjustments to reconcile net income from continuing operations to net cash from operating activities:
Stock-based compensation	8,434	10,616
Depreciation and amortization of acquired intangible assets	28,553	29,080
Restructuring (non-cash)	1,499	—
Deferred income taxes	(473)	(12,484)
Amortization of premium on investments, net	10	164
Amortization of debt issuance costs	891	1,440
Accretion of debt discounts	1,893	3,599
(Gain) loss on debt extinguishment	19,764	(641)
Revaluation of acquisition-related contingent consideration liability	—	391
Other	—	18
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	3,259	793
Commissions receivable	(288)	1,034
Other receivables	2,384	19,656
Prepaid expenses and other current assets	1,720	6,003
Other long-term assets	432	(1,174)
Accounts payable	(1,375)	1,151
Commissions and advisory fees payable	(23)	(1,600)
Deferred revenue	(5,856)	(1,805)
Accrued expenses and other current and long-term liabilities	949	19,786
Net cash provided by operating activities from continuing operations	79,230	88,537
Investing Activities:
Business acquisition, net of cash acquired	—	(1,788)
Purchases of property and equipment	(3,809)	(2,648)
Proceeds from sales of investments	249	—
Proceeds from maturities of investments	7,252	11,808
Purchases of investments	(409)	(5,147)
Net cash provided by investing activities from continuing operations	3,283	2,225
Financing Activities:
Proceeds from credit facility	367,212	—
Payments on convertible notes	(172,827)	(20,667)
Payments on credit facility	(285,000)	(105,000)
Proceeds from stock option exercises	38,228	1,141
Proceeds from issuance of stock through employee stock purchase plan	1,428	1,402
Tax payments from shares withheld for equity awards	(6,744)	(1,447)
Contingent consideration payments for business acquisition	(946)	—
Net cash used by financing activities from continuing operations	(58,649)	(124,571)
Net cash provided (used) by continuing operations	23,864	(33,809)

Net cash provided by operating activities from discontinued operations	—	12,359
Net cash provided by investing activities from discontinued operations	1,028	43,230
Net cash used by financing activities from discontinued operations	—	(9,000)
Net cash provided by discontinued operations	1,028	46,589

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	86	(15)
Net increase in cash, cash equivalents, and restricted cash	24,978	12,765
Cash, cash equivalents, and restricted cash, beginning of period	54,868	59,830
Cash, cash equivalents, and restricted cash, end of period	$79,846	$72,595

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue:
Wealth Management (1)	$86,809	$80,088	$254,772	$233,496
Tax Preparation (1)	3,362	3,149	156,936	135,614
Total revenue	90,171	83,237	411,708	369,110
Operating income (loss):
Wealth Management	12,425	11,628	36,684	32,458
Tax Preparation	(6,238)	(4,382)	83,410	72,987
Corporate-level activity (2)	(17,513)	(17,754)	(57,536)	(54,153)
Total operating income (loss)	(11,326)	(10,508)	62,558	51,292
Other loss, net	(5,241)	(11,453)	(39,149)	(29,883)
Income tax benefit (expense)	(166)	8,537	(5,952)	(8,899)
Discontinued operations, net of income taxes	—	(40,528)	—	(57,981)
Net income (loss)	$(16,733)	$(53,952)	$17,457	$(45,471)
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Wealth Management:
Commission	$39,432	$38,962	$117,181	$111,070
Advisory	37,588	32,705	107,078	95,759
Asset-based	6,526	5,476	19,276	16,689
Transaction and fee	3,263	2,945	11,237	9,978
Total Wealth Management revenue	$86,809	$80,088	$254,772	$233,496
Tax Preparation:
Consumer	$3,149	$2,950	$143,239	$122,678
Professional	213	199	13,697	12,936
Total Tax Preparation revenue	$3,362	$3,149	$156,936	$135,614
(2) Corporate-level activity included the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Operating expenses	$4,587	$4,907	$17,823	$14,066
Stock-based compensation	3,132	3,364	8,434	10,616
Acquisition-related costs	—	—	—	391
Depreciation	1,023	1,137	3,216	3,386
Amortization of acquired intangible assets	8,665	8,346	25,337	25,694
Restructuring	106	—	2,726	—
Total corporate-level activity	$17,513	$17,754	$57,536	$54,153

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to Blucora, Inc.(2)	$(16,897)	$(54,119)	$16,991	$(45,897)
Stock-based compensation	3,132	3,364	8,434	10,616
Depreciation and amortization of acquired intangible assets	9,688	9,483	28,553	29,080
Restructuring	106	—	2,726	—
Other loss, net (3)	5,241	11,453	39,149	29,883
Net income attributable to noncontrolling interests	164	167	466	426
Income tax expense	166	(8,537)	5,952	8,899
Discontinued operations, net of income taxes	—	40,528	—	57,981
Acquisition-related costs	—	—	—	391
Adjusted EBITDA	$1,600	$2,339	$102,271	$91,379

Preliminary Non-GAAP Net Income (Loss) Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to Blucora, Inc.(2)	$(16,897)	$(54,119)	$16,991	$(45,897)
Discontinued operations, net of income taxes	—	40,528	—	57,981
Stock-based compensation	3,132	3,364	8,434	10,616
Amortization of acquired intangible assets	8,665	8,346	25,337	25,694
Accretion of debt discount on Convertible Senior Notes	—	901	1,567	2,749
Accelerated accretion of debt discount on Convertible Senior Notes repurchased	—	—	—	1,628
Gain on Convertible Senior Notes repurchased	—	—	—	(7,724)
Write-off of debt discount and debt issuance costs on terminated Convertible Senior Notes	—	—	6,715	—
Write-off of debt discount and debt issuance costs on closed TaxAct - HD Vest 2015 credit facility	—	—	9,593	—
Acquisition-related costs	—	—	—	391
Restructuring	106	—	2,726	—
Impact of noncontrolling interests	164	167	466	426
Cash tax impact of adjustments to GAAP net income	(928)	(17)	(3,334)	244
Non-cash income tax expense (1)	224	(9,312)	6,325	6,460
Non-GAAP net income (loss)	$(5,534)	$(10,142)	$74,820	$52,568
Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(0.37)	$(1.30)	$0.36	$(1.08)
Discontinued operations, net of income taxes	—	0.97	—	1.37
Stock-based compensation	0.07	0.08	0.18	0.25
Amortization of acquired intangible assets	0.20	0.21	0.55	0.60
Accretion of debt discount on Convertible Senior Notes	—	0.02	0.03	0.06
Accelerated accretion of debt discount on Convertible Senior Notes repurchased	—	—	—	0.04
Gain on Convertible Senior Notes repurchased	—	—	—	(0.18)
Write-off of debt discount and debt issuance costs on terminated Convertible Senior Notes	—	—	0.14	—
Write-off of debt discount and debt issuance costs on closed TaxAct - HD Vest 2015 credit facility	—	—	0.20	—
Acquisition-related costs	—	—	—	0.01
Restructuring	—	—	0.06	—
Impact of noncontrolling interests	0.00	0.00	0.01	0.01
Cash tax impact of adjustments to GAAP net income	(0.02)	(0.00)	(0.07)	0.01
Non-cash income tax (benefit) expense	—	(0.22)	0.14	0.15
Non-GAAP net income (loss)	$(0.12)	$(0.24)	$1.60	$1.24
Weighted average shares outstanding used in computing per diluted share amounts	45,459	41,635	46,813	42,329

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	December 31, 2017		December 31, 2017
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(17,200)	$(15,000)	$—	$2,200
Stock-based compensation	3,400	3,300	11,800	11,700
Depreciation and amortization of acquired intangible assets	9,300	9,300	37,800	37,800
Restructuring	500	400	3,200	3,100
Other loss, net (3)	5,400	5,000	44,500	44,100
Impact of noncontrolling interests	200	200	700	700
Income tax (benefit) expense	(6,100)	(5,100)	(200)	800
Adjusted EBITDA	$(4,500)	$(1,900)	$97,800	$100,400
Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	December 31, 2017		December 31, 2017
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(17,200)	$(15,000)	$—	$2,200
Stock-based compensation	3,400	3,300	11,800	11,700
Amortization of acquired intangible assets	8,300	8,300	33,600	33,600
Accretion of debt discount on Convertible Senior Notes	—	—	1,600	1,600
Loss on debt extinguishment	—	—	16,300	16,300
Restructuring	500	400	3,200	3,100
Impact of noncontrolling interests	200	200	700	700
Cash tax impact of adjustments to net income (loss)	(300)	(200)	(3,300)	(3,300)
Non-cash income tax (benefit) expense	(7,500)	(6,100)	(1,200)	200
Non-GAAP net income (loss)	$(12,600)	$(9,100)	$62,700	$66,100

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation, amortization of acquired intangible assets (including acquired technology), restructuring, other loss, net, the impact of noncontrolling interests, income tax expense, the effects of discontinued operations, and acquisition-related costs. Restructuring costs relate to the move of our corporate headquarters, which was announced in the fourth quarter of 2016. Acquisition-related costs include professional services fees and other direct transaction costs and changes in the fair value of contingent consideration liabilities related to acquired companies. The SimpleTax acquisition that was completed in 2015 included contingent consideration, for which the fair value of that liability was revalued in the second quarter of 2016.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes (the "Notes"), gain on the Notes repurchased, write-off of debt discount and debt issuance costs on the Notes that were redeemed and the terminated TaxAct - HD Vest 2015 credit facility, acquisition-related costs (described further under Adjusted EBITDA above), restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. The write-off of debt discount and debt issuance costs on the terminated Notes and the closed TaxAct - HD Vest 2015 credit facility relates to the debt refinancing that occurred in the second quarter of 2017. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.